As filed with the Securities and Exchange Commission on August 13, 2001
                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 _______________

                                  SCHAWK, INC.
             (Exact name of registrant as specified in its charter)

                           DES PLAINES, ILLINOIS 60018
    (Address, including zip code of registrant's principal executive office)

                                  SCHAWK, INC.
                             2001 EQUITY OPTION PLAN
                            (Full title of the plan)
                                 _______________

                                 DAVID A. SCHAWK
                                  SCHAWK, INC.
                                 1695 RIVER ROAD
                           DES PLAINES, ILLINOIS 60018
                                 (847) 827-9494
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                              JOHN T. MCENROE, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500

                                 _______________

                         CALCULATION OF REGISTRATION FEE
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
   Title of Securities           Amount to         Proposed Maximum Offering         Proposed Maximum             Amount of
     to be Registered         be Registered(1)        Price Per Share(2)        Aggregate Offering Price(2)    Registration Fee
--------------------------   ------------------   ---------------------------  -----------------------------  ------------------
--------------------------   ------------------   ---------------------------  -----------------------------  ------------------

 Common Stock, par value         2,002,250                  $10.875                   $21,774,468.75              $5,443.62
 $0.01 per share

================================================================================================================================

     (1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Schawk, Inc. 2001 Equity Option Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to Rule 416(a).

     (2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on August 10, 2001.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     This Registration Statement relates to the registration of 2,002,250 additional shares of Common Stock, $.01 par value per share, of Schawk, Inc. (the "Registrant") reserved for issuance and delivery under the Schawk, Inc. 2001 Equity Option Plan (the "2001 Plan"), as successor to the 1988 Equity Option Plan, as amended (the "1988 Plan"). The increase in the number of shares authorized to be issued under the Plan was approved by the Registrant's stockholders on May 16, 2001.

     The document containing the information required by this section, which also relates to the shares remaining available which were previously registered under the above-referenced Registration Statements, will be given to those persons who participate in the Plan. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by Schawk, Inc., a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

(a) Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-09335);

(b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2000; and

(c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated November 21, 1986.

     All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities.

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Certificate of Incorporation of the Registrant provides for indemnification to the fullest extent allowed under Delaware law.

     Section 102(b)(7) of the Delaware General Corporation Law permits corporations to limit directors' monetary liability for breach of fiduciary duty except in certain circumstances. The Certificate of Incorporation of the Registrant provides for this liability limitation of its directors.

     The directors and officers of the Registrant are not covered by any insurance policies indemnifying them against any liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered hereunder. The Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits.

          4.1 Certificate of Incorporation of Schawk, Inc., as amended (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-39113).

          4.2 By-Laws of Schawk, Inc., as amended (incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-39113).

          5 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of the Common Stock to be issued upon exercise of options issued under the Plan.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit
               5).

          24 Powers of Attorney (included on the signature pages of the Registration Statement).

          99 Schawk, Inc. 2001 Equity Option Plan (Incorporated by reference to Appendix B to Registrant's Proxy Statement filed with the Commission on April 16, 2001).

ITEM 9.  Undertakings.

        (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on this 13th day of August, 2001.

                                     Schawk, Inc.


                                     By:  /s/ David A. Schawk
                                          --------------------------------------
                                          David A. Schawk
                                          President, Chief Executive Officer and
                                          Director

     We, the undersigned officers and directors of Schawk, Inc., and each of us, do hereby constitute and appoint each and any of David A. Schawk and A. Alex Sarkisian our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



       NAME                             TITLE                           DATE

/s/ Clarence W. Schawk              Director and
-------------------------      Chairman of the Board
Clarence W. Schawk                                               August 13, 2001

/s/ David A. Schawk            Director, President and           August 13, 2001
-------------------------      Chief Executive Officer
David A. Schawk

/s/ A. Alex Sarkisian                   Director,                August 13, 2001
-------------------------      Executive Vice President and
A. Alex Sarkisian                  Corporate Secretary

/s/ James J. Patterson         Senior Vice President and         August 13, 2001
-------------------------       Chief Financial Officer
James J. Patterson

/s/ Judith W. McCue                     Director                 August 13, 2001
-------------------------
Judith W. McCue

/s/ John T. McEnroe                     Director                 August 13, 2001
-------------------------
John T. McEnroe

/s/ Hollis W. Rademacher                Director                 August 13, 2001
-------------------------
Hollis W. Rademacher

/s/ Leonard S. Caronia                  Director                 August 13, 2001
-------------------------
Leonard S. Caronia

                                INDEX TO EXHIBITS

   EXHIBIT NUMBER                   DESCRIPTION OF EXHIBIT
   --------------   ------------------------------------------------------------

        4.1 Certificate of Incorporation of Schawk, Inc., as amended (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-39113).

        4.2         By-Laws  of  Schawk,  Inc.,  as  amended   (incorporated  by
                    reference to Exhibit 4.3 to 4.2 Registration Statement No. 333-39113).

        5 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of the Common Stock to be issued upon exercise of options issued under the Plan.

        23.1        Consent of Ernst & Young  LLP.

        23.2        Consent of Vedder, Price, Kaufman & Kammholz (included in
                    Exhibit 5).

        24 Powers of Attorney (included on the signature pages of the Registration Statement).

        99 Schawk, Inc. 2001 Equity Option Plan (incorporated by reference to Appendix B to Registrant's Proxy Statement filed with the Commission on April 16, 2001).